Exhibit 99.1 – Press Release

BANCORP OF NEW JERSEY REPORTS 2018 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

March 14, 2019 — Fort Lee, NJ — Bancorp of New Jersey, Inc. (NYSE American:  BKJ) (the “Company”), holding company for Bank of New Jersey (the “Bank”), today reported financial results for its fourth quarter and full year ended December 31, 2018. Net income for the fourth quarter of 2018 was $1.2 million, compared to a net loss of $126,000 for the fourth quarter of 2017. Net income for the twelve months ended December 31, 2018 was $5.5 million or $0.77 per diluted share, compared to $3.6 million or $0.54 per diluted share, for the twelve months ended December 31, 2017. The earnings per share in 2018 reflect an increase in outstanding shares due to a 5% stock dividend paid in 2018. The Company’s 2017 results were affected by the revaluation of our deferred tax assets as a result of the Tax Cuts and Jobs Act (the “Tax Act”), which resulted in a $1.4 million, or $0.20 per diluted share, charge to income tax expense in December 2017.

2018 Highlights

•                  Net interest income for the year ended December 31, 2018 was $26.8 million, an increase of $1.8 million or 7.08% compared to $25.0 million for 2017.  Net interest margin for 2018 increased to 3.10% from 2.93% for 2017, aided by the recognition of interest income on non-performing loans which were resolved during 2018.

•                  Total loans were $765.9 million at December 31, 2018, up $44.7 million, or 6.2% from the December 31, 2017 balance of $721.2 million. Commercial real estate loans increased $66.7 million, offsetting decreased balances in home equity loans and residential mortgages.

•                  Non-accrual loans decreased by $9.0 million, or 49.1%, during 2018.

•                  New core system conversion was successfully completed during the fourth quarter of 2018 and now offers leading edge cash management and online banking technology to our customers. The enhancement in technology provides the systems and customer platforms required to compete.

•                  New branch opened in our corporate headquarters in Englewood Cliffs, New Jersey, delivers customer centric banking in a small footprint.

Nancy E. Graves, Bancorp of New Jersey’s President and Chief Executive Officer, stated, “We are pleased with our results for 2018.  We have achieved solid loan growth while reducing our non-performing loans by almost half.  Net interest income for the year is $26.8 million reflecting the expansion of our loan portfolio. Our ongoing efforts to navigate the very competitive deposit market was most evident in the heightened competition for municipal and government funds reflected in the $37 million decline year over year, and an increase in our cost of funds. Rather than chase municipal funds we continue to focus on core account growth and relationship based pricing. The addition of the new online banking cash management platform and enhanced consumer technology such as Mobile Wallet and Zelle, will allow us to better compete for core customers. As planned, we closed our Harrington Park location, combining it with our Haworth branch which reduces branch expense. Our new Englewood Cliffs branch is located within our corporate headquarters offering a prototype with no lobby tellers and two relationship managers.”

CEO Graves continued, “Management made significant progress in the resolution of non-performing loans with a decrease of $9 million of non-accrual loans in 2018, decreasing the Bank’s non-accruing loans to total loans ratio from 2.56% to 1.23%.  The Bank recognized approximately $525,000 in interest income on non-accrual loans which were resolved in 2018. The charge-offs and legal expenses required to reduce non-performing loans by 49% impacted the bottom line in 2018 but improves our risk profile.”

The following tables show information regarding the growth in our loan and deposit portfolios:

	Period Ended
	December 31, 2018	December 31, 2017
Loan Composition
Commercial Real Estate	$640,627	$573,941
Residential Mortgages	58,281	66,497
Commercial and Industrial	24,852	27,237
Home Equity	41,833	53,199
Consumer	326	317
Total Loans	765,919	721,191
Deferred Loan Fees and Costs, net	(937)	(798)
Allowance for Loan Losses	(8,393)	(8,317)
Net Loans	$756,589	$712,076

Deposit Composition
Noninterest-Bearing Demand Deposits	$118,489	$133,661
Savings and Interest-Bearing Transaction Accounts	298,108	307,583
Time Deposits $250 and under	213,855	231,224
Time Deposits over $250	106,250	115,825
Total Deposits	$736,702	$788,293

Fourth Quarter and Full Year Ended December 31, 2018 Financial Review

Net Income

Net income for the fourth quarter of 2018 was $1.2 million compared to a net loss of $126,000 for the fourth quarter of 2017.  For the year ended December 31, 2018, net income increased by $1.9 million, to $5.5 million, or $0.77 per diluted share, from $3.6 million, or $0.54 per diluted share, for the year ended December 31, 2017. Fourth quarter and full year performance for 2017 were affected by the revaluation of our deferred tax assets as a result of the Tax Act, which resulted in a $1.4 million, or $0.20 per diluted share, charge to income tax expense for the fourth quarter of 2017. Excluding the impact of the aforementioned charge to income tax expense, net income for the three and twelve months ended December 31, 2017 was $1.27 million and $4.97 million, respectively.  Aside from the $1.4 million deferred tax assets re-measurement for the year ended December 31, 2017 and a lower federal corporate tax rate in 2018 provided by the Tax Act, the increase in net income for 2018 was driven by an increase in net interest income. For the year ended December 31, 2018, there were also increases in the provision for loans losses and total non-interest expenses.

Net Interest Income

For the three month period ended December 31, 2018, net interest income increased by $156,000 or 2.39% versus the same period last year. For the twelve months ended December 31, 2018, net interest income increased to $26.8 million from $25.0 million in 2017.

Total interest income increased by $919,000, or 10.81%, for the three months ended December 31, 2018 as compared to the corresponding quarter last year. Total interest income increased in 2018 by $3.5 million, or 10.63%, to $36.1 million compared to $32.6 million for 2017. The increase in interest income was primarily due to loan growth and the recognition of approximately $525,000 in interest income on non-accrual loans which were resolved during 2018.

Total interest expense increased by $763,000 in the fourth quarter of 2018 to $2.7 million. During the year ended December 31, 2018, total interest expense increased by $1.7 million, or 22.34% versus last year. The increase in interest expense was due to higher interest rates on deposits as market rates continue to increase in our market area and the cost associated with the increased borrowings during 2018. We continue to face significant competition for deposits.

Provision for Loan Losses

The Company recognized a provision for loan losses of $220,000 for the three months ended December 31, 2018 and $1.15 million for the year ended December 31, 2018 compared to a provision of $400,000 for the three months and year ended December 31, 2017. The increased provision reflects the continued growth in our loan portfolio and the charge offs in the current year related to resolving non-performing loans. The allowance for loan losses to total loans was 1.10% as of December 31, 2018.

Non-Interest Expense

Non-interest expense was $5.1 million during the fourth quarter of 2018, an increase of $330,000 or 6.88% from the fourth quarter of 2017. Non-interest expense was $19.0 million for the year ended December 31, 2018, an increase of $1.1 million or 6.31% for 2017.  The increases were in salaries and employee benefits, occupancy and equipment and legal expenses, which were partially offset by decreases in FDIC premiums and related expenses, professional fees and data processing expenses. In support of the new core system and its enhanced technology platforms, additional resources were required including a senior relationship manager, and online banking and cyber-security resources.

Financial Condition

At December 31, 2018, the Bank maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company’s and Bank’s Tier 1 capital to average assets ratio was 10.06%, each of their common equity Tier 1 capital and Tier 1 capital to risk weighted assets were 11.17% and their total capital to risk weighted assets ratio was 12.26%.

Total consolidated assets decreased by $3.7 million, or 0.41%, from $887.4 million at December 31, 2017 to $883.7 million at December 31, 2018.

Total cash and cash equivalents decreased from $92.6 million at December 31, 2017 to $64.5 million at December 31, 2018, a decrease of $28.1 million. The decrease in cash is mainly due to a decrease in deposit account balances.

Loans receivable, or “total loans,” increased from $721.2 million at December 31, 2017 to $765.9 million at December 31, 2018, an increase of approximately $44.7 million, or 6.2%.

Total deposits decreased by $51.6 million to $736.7 million at December 31, 2018, from $788.3 million at December 31, 2017. The decrease is mainly due to outflows of government and municipal deposits.

Borrowed funds increased to $51.7 million at December 31, 2018 from $13.4 million at December 31, 2017.

Loan Quality

At December 31, 2018 the Bank had non-accrual loans of $9.4 million. Included in this total are $4.5 million in Troubled Debt Restructured Loans (“TDRs”). At year-end 2017, non-accrual loans totaled $18.4 million. The reduction in non-accrual loans of $9.0 million was mainly due to management’s continued focus on resolving the non-performing loans.  Accruing loans delinquent greater than 30 days were $5.3 million as of December 31, 2018, compared to $6.3 million at December 31, 2017. Of the $5.3 million in delinquent loans at December 31, 2018, two loans totaling $677,000 reached maturity and were in the process of extension or renewal.

About the Company

Founded in 2006, Bancorp of New Jersey is the holding company for Bank of New Jersey, which provides traditional commercial and consumer banking products and services. The Bank’s corporate office is in Englewood Cliffs and currently has 9 branch offices located in Fort Lee, Hackensack, Haworth, Englewood Cliffs, Englewood, Cliffside Park, and Woodcliff Lake. For more information about Bank of New Jersey and its products and services, please visit http://www.bonj.net or call 201-720-3201. If you would like to receive future Bancorp of New Jersey announcements electronically, please email us at shareholder@bonj.net.

Forward-Looking Statements This press release and other statements made from time to time by Bancorp of New Jersey’s management contain express and implied statements relating to our future financial condition, results of operations, credit quality, corporate objectives, and other financial and business matters, which are considered forward-looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from those expected or implied by such forward-looking statements. Risks and uncertainties which could cause our actual results to differ materially and adversely from such forward-looking statements are included in our Annual Report on Form 10-K under Item 1a — Risk Factors and in the description of our business under Item 1. Any statements made that are not historical facts should be considered to be forward-looking statements. You should not place undue reliance on any forward-looking statements. We undertake no obligation to update forward-looking statements or to make any public announcement when we consider forward-looking statements to no longer be accurate, whether as a result of new information of future events, except as may be required by applicable law or regulation.

Non-GAAP Financial Measures This press release may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the opening paragraphs of the release.

On December 22, 2017, the Tax Act was signed into law. The fourth quarter of 2017 and full year 2017 results reflect the estimated impact of the enactment of the Tax Act, which resulted in a $1.4 million decrease in net income. Net income and earnings per share excluding these related expenses are non-GAAP financial measures. Management believes these measures are meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Investor Relations Counsel:
The Equity Group Inc.
Fred Buonocore, CFA 212-836-9607
Kevin Towle 212-836-9620

BANCORP OF NEW JERSEY, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for per share data)

	For the Three Months Ended December 31,
	2018	2017
INTEREST INCOME
Loans, including fees	$8,847	$8,024
Securities	218	239
Federal funds sold and other	356	239
TOTAL INTEREST INCOME	9,421	8,502

INTEREST EXPENSE
Savings and money markets	818	436
Time deposits	1,673	1,487
Borrowed funds	251	56
TOTAL INTEREST EXPENSE	2,742	1,979

NET INTEREST INCOME	6,679	6,523
Provision for loan losses	220	400
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,459	6,123
NON-INTEREST INCOME
Fees and service charges on deposit accounts	100	107
TOTAL NON-INTEREST INCOME	100	107

NON-INTEREST EXPENSE
Salaries and employee benefits	2,919	2,186
Occupancy and equipment expense	823	806
FDIC premiums and related expenses	111	134
Legal fees	135	113
Other real estate owned expenses	2	51
Professional fees	165	266
Data processing	365	500
Other expenses	604	738
TOTAL NON-INTEREST EXPENSE	5,124	4,794
Income before provision for income taxes	1,435	1,436
Income tax expense	249	1,562
Net income	$1,186	$(126)

PER SHARE OF COMMON STOCK
Basic	$0.16	$(0.02)
Diluted	$0.16	$(0.02)

BANCORP OF NEW JERSEY, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for per share data)

	For the Twelve Months Ended December 31,
	2018	2017
INTEREST INCOME
Loans, including fees	$33,953	$30,707
Securities	916	862
Federal funds sold and other	1,243	1,072
TOTAL INTEREST INCOME	36,112	32,641

INTEREST EXPENSE
Savings and money markets	2,245	1,756
Time deposits	6,459	5,577
Borrowed funds	607	278
TOTAL INTEREST EXPENSE	9,311	7,611

NET INTEREST INCOME	26,801	25,030
Provision for loan losses	1,150	400
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	25,651	24,630
NON-INTEREST INCOME
Fees and service charges on deposit accounts	420	448
TOTAL NON-INTEREST INCOME	420	448

NON-INTEREST EXPENSE
Salaries and employee benefits	10,075	9,012
Occupancy and equipment expense	3,345	2,966
FDIC premiums and related expenses	547	729
Legal fees	612	398
Other real estate owned expenses	12	70
Professional fees	895	1,248
Data processing	1,052	1,433
Other operating expenses	2,418	1,975
TOTAL NON-INTEREST EXPENSE	18,956	17,831
Income before income taxes	7,115	7,247
Income tax expense	1,634	3,673
Net income	$5,481	$3,574

Earnings per share:
Basic	$0.77	$0.55
Diluted	$0.77	$0.54

BANCORP OF NEW JERSEY, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except for per share data)

	December 31, 2018	December 31, 2017
Assets
Cash and due from banks	$3,541	$1,627
Interest bearing deposits	59,024	90,540
Federal funds sold	1,977	452
Total cash and cash equivalents	64,542	92,619
Interest bearing time deposits	500	1,000
Securities available for sale	32,293	53,234
Securities held to maturity (fair value $5,852 and $6,058 at December 31, 2018 and December 31, 2017, respectively)	5,852	6,058
Restricted investment in bank stock, at cost	3,239	1,380
Loans receivable	765,919	721,191
Deferred loan fees and costs, net	(937)	(798)
Allowance for loan losses	(8,393)	(8,317)
Net loans	756,589	712,076
Premises and equipment, net	13,440	13,725
Accrued interest receivable	2,841	2,695
Other real estate owned	511	415
Other assets	3,929	4,205
Total assets	$883,736	$887,407
Liabilities and Stockholders’ Equity
LIABILITIES:
Deposits:
Noninterest-bearing demand deposits	$118,489	$133,661
Savings and interest bearing transaction accounts	298,108	307,583
Time deposits $250 and under	213,855	231,224
Time deposits over $250	106,250	115,825
Total deposits	736,702	788,293
Borrowed funds	51,658	13,385
Accrued expenses and other liabilities	6,269	2,420
Total liabilities	794,629	804,098
Stockholders’ equity:
Common stock, no par value, authorized 20,000,000 shares; issued and outstanding 7,295,466 at December 31, 2018 and 6,932,690 at December 31, 2017	76,713	70,182
Retained earnings	12,814	13,482
Accumulated other comprehensive loss	(420)	(355)
Total stockholders’ equity	89,107	83,309
Total liabilities and stockholders’ equity	$883,736	$887,407